Exhibit 99.1


                          ANNUAL SERVICER'S CERTIFICATE
            --------------------------------------------------------

                         CHASE CREDIT CARD MASTER TRUST
             (formerly known as Chemical Master Credit Card Trust I)
            --------------------------------------------------------

      The undersigned, a duly authorized representative of Chase Bank USA, National Association ("CUSA"), a national banking association organized under the laws of the United States, as Servicer pursuant to the Assignment and Assumption Agreement by and between CUSA and JPMorgan Chase Bank, National Association ("JPMC") and the Third Amendment, each dated July 15, 2004, to the Fourth Amended and Restated Pooling and Servicing Agreement dated as of October 15, 2004 (the "Pooling and Servicing Agreement") by and among JPMCB, CUSA and The Bank of New York, as trustee (the "Trustee") does hereby certify that:

      1.    CUSA is the Servicer under the Pooling and Servicing Agreement.

      2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

      3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

      4. A review of the activities of the Servicer during the calendar year ended December 31, 2004 was conducted under the supervision of the undersigned.

      5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

      6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE


      IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 30th day of March, 2005.

                                               CHASE BANK USA,
                                               NATIONAL ASSOCIATION,
                                               as Servicer,


                                          By:  /s/ Patricia M. Garvey
                                               ---------------------------------
                                               Name:  Patricia M. Garvey
                                               Title: Vice President